Exhibit 10.2

SHAREHOLDER’S LOAN AGREEMENT

Between

Bloom Energy Corporation, as Borrower, and

SK ecoplant Co., Ltd., as Lender

As of March 20, 2023

SHAREHOLDER’S LOAN AGREEMENT

Bloom Energy Corporation, a Delaware corporation (the “Borrower”), and SK ecoplant Co., Ltd. a company formed under the laws of the Republic of Korea (the “Lender”), are entering into this Loan Agreement (this “Agreement”) as of March 20, 2023 (the “Effective Date”).

1. Establishment of Loan Facility. At the request of the Borrower, the Lender has established, as of the Effective Date, a loan facility in favor of the Borrower in accordance with the terms and conditions of this Loan Agreement with a maximum principal amount of $310,957,102 for working capital and general corporate purposes.

2. Availability of Loans; Availability Period. Borrower may request the Lender to provide the loan under this Loan Agreement in the principal amount of $310,957,102 (the “Loan”), together with all accrued interest thereon, as provided in this Loan Agreement if the following conditions are satisfied:

(a) Availability Period. The Borrower makes a request to the Lender to borrow the Loan only during period of time from the Effective Date until the earlier of (i) six months from the Effective Date and (ii) the date on which the Lender and Econovation LLC own or have acquired 23,491,701 shares of Class A Common Stock of the Borrower.

(b) Lender’s Notice. The Lender sends a written notice to the Borrower that, at any time during the Availibility Period, (i) it intends to hold, in the aggregate, fewer than 10,000,000 shares, stocks, and/or other equity interests of the Borrower, or (ii) Econovation LLC intends to hold, in the aggregate, fewer than 13,491,701 shares, stocks, and/or other equity interests of the Borrower.

(c) Borrowing Request. Subject to the satisfaction of Sections 2(a) and (b) hereof, the Borrower delivers a written borrowing request in the form of Exhibit 1 (a “Borrowing Request”) delivered fifty (50) calendar days in advance of the Loan borrowing date (the “Proposed Date”). Each such notice shall be in the form of the Borrowing Request, appropriately completed and signed by an authorized officer of the Borrower.

(d) Representations and Warrantes True. The representations and warranties of the Borrower are true in all material respects.

(e) Use of Proceeds. The proceeds of the Loan may be used only for working capital and general corporate purposes of the Borrower arising from the Lender decreasing its investment in the Borrower as described in Section 2(b) (the “Purpose”).

The Lender shall make the amount of the Loan available to the Borrower on the Proposed Date.

3. Payment Dates.

(a) Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Loan shall be due and payable on the fifth anniversary of the date of the incurrence of the Loan (the “Payment Date”).

(b) Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

4. Interest.

(a) Interest Rate. Except as provided in Section 4(b), the principal amount outstanding under this Loan from time to time shall bear interest at a rate per annum (the “Interest Rate”) equal to 4.6%.

(b) Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Interest Rate plus 2% per annum (the “Default Rate”).

(c) Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 360 days, and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the date of this Loan. For any portion of the Loan that is repaid, interest shall not accrue on the date on which such payment is made.

(d) Interest Rate Limitation. If at any time the Interest Rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable law, such Interest Rate shall be reduced automatically to the maximum rate permitted.

5. Payment Mechanics.

(a) Manner of Payment. All payments of principal and interest shall be made in US dollars no later than 12:00 PM, New York time on each Payment Date and on the date on which such payment is due. Such payments shall be made by wire transfer of immediately available funds to the Lender’s account at a bank specified by the Lender in writing to the Borrower from time to time.

(b) Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Loan, second, to accrued interest, and, third, to principal outstanding under this Loan.

(c) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in New York, NY are authorized or required by law to close.

(d) Evidence of Debt. The Borrower authorizes the Lender to record on the grid attached as Exhibit 1 the Loan made to the Borrower and the date and amount of each payment or prepayment of the Loan. The entries made by the Lender shall be prima facie evidence of the existence and amount of the obligations of the Borrower recorded therein in the absence of manifest error. No failure to make any such record, nor any errors in making any such records, shall affect the validity of the Borrower’s obligation to repay the unpaid principal of the Loan with interest in accordance with the terms of this Loan.

6. Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

(a) Existence. The Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its organization. The Borrower has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b) Compliance with Law. To the Borrower’s knowledge, the Borrower is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on the Borrower, its property, and business in all material respects.

(c) Power and Authority. The Borrower has the requisite power and authority to execute, deliver, and perform its obligations under this Loan Agreement and the Loan.

(d) Authorization; Execution and Delivery. The execution and delivery of this Loan Agreement by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with applicable law. The Borrower has duly executed and delivered this Loan Agreement. This Loan Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Applicable Laws affecting creditors’ rights generally and by general principles of equity.

7. Covenant. If the Borrower borrows the Loan, then the Borrower agrees that it will repay the principal amount of the Loan plus interest on the Payment Date.

8. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Borrower fails to pay any principal amount of or interest on the Loan when due on the Payment Date and such failure continues for ten (10) days after written notice from Lender of the default.

(b) Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Lender herein contains an untrue or misleading statement of a material fact as of the date made; provided, however, no Event of Default shall be deemed to have occurred pursuant to this Section 8(b) if, within thirty (30days of the date on which the Borrower receives notice (from any source) of such untrue or misleading statement, Borrower shall have addressed the adverse effects of such untrue or misleading statement to the reasonable satisfaction of the Lender.

(c) Bankruptcy; Insolvency.

(i) The Borrower institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.

(ii) An involuntary case is commenced seeking the liquidation or reorganization of the Borrower under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.

(iii) The Borrower makes a general assignment for the benefit of its creditors.

(iv) The Borrower admits in writing its inability to pay its debts as they become due.

(v) A case is commenced against the Borrower or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

(d) Failure to Give Notice. The Borrower fails to give the notice of Event of Default to the Lender on the date it becomes aware of such Event of Default.

9. Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within ten (10) Business Days, the Borrower shall notify the Lender in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

10. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Lender may, at its option, by written notice to the Borrower declare the outstanding principal amount of the Loan, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in Sections 8(c)(i), 8(c)(iii), or 8(c)(iv) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of the Lender.

11. Expenses. The Borrower shall reimburse the Lender on demand for all reasonable and documented out-of-pocket costs, expenses, and fees, including the reasonable fees and expenses of counsel, incurred by the Lender in connection with the negotiation, documentation, and execution of this Loan and the enforcement of the Lender’s rights hereunder.

12. Notices. The Notices provision of the Securities Purchase Agreement dated as of October 23, 2021, as amended, between the parties hereto is hereby incorporated by reference.

13. Governing Law. This Loan Agreement, any Loans borrowed under it and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Loan and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.

14. Disputes.

(a) Submission to Jurisdiction.

(i) The Borrower irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Loan may be brought in the courts of the State of New York sitting in New York County, and in the United States District Court for the Southern District of New York, and (B) submits to the exclusive jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Borrower in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Loan in any court referred to in Section 14(a), and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

(c) Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS LOAN OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

15. Successors and Assigns. This Loan may be assigned or transferred by the Lender to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

16. Integration. This Loan constitutes the entire contract between the Borrower and the Lender with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

17. Amendments and Waivers. No term of this Loan may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Lender. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

18. No Waiver; Cumulative Remedies. No failure by the Lender to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

19. Severability. If any term or provision of this Loan is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Loan or render such term or provision invalid or unenforceable in any other jurisdiction.

20. Counterparts. This Loan and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Loan by facsimile or in electronic (“pdf” or “tif”) format shall be as effective as delivery of a manually executed counterpart of this Loan.

21. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Loan shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), and any other similar state laws based on the Uniform Electronic Transactions Act.

IN WITNESS WHEREOF, the Borrower has executed this Loan as of the date first written above.

BLOOM ENERGY CORPORATION

By	/s/ Greg Cameron
Name: Greg Cameron
Title: President and Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED BY SK ECOPLANT CO., LTD.

By	/s/ Wang Jae (Justin) Lee
Name: Wangjae (Justin) Lee
Title: Managing Director of Eco Energy BU

EXHIBIT 1

FORM OF BORROWING REQUEST

The undersigned, being a duly elected and acting authorized officer of Bloom Energy Corporation, a Delaware corporation (the “Borrower”), does hereby request that the Lender make a Loan, in the aggregate amount of $310,957,102 the proceeds of which shall be transferred pursuant to the following instructions:

Account Name:

Bank Name:

Bank Address:

Attention:

Telephone:

Account Number:

ABA Number:

In support of this Borrowing Request, the Borrower hereby certifies to SK ecoplant Co., Ltd. (the “Lender”), in connection with the LOAN AGREEMENT, dated as of March 20, 2023 between the Borrower and the Lender (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. Each of the representations and warranties of the Borrower contained in the Loan Agreement and the Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of the date the Loan is made (other than any such representations or warranties that, by their terms, refer to a date other than such dates in which case such representations and warranties were true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date); and

2. At the time of, and immediately after giving effect to, such Loan, no Event of Default or event or condition which upon notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing.

Dated:     , 202

BLOOM ENERGY CORPORATION

By:
Name:
Title: